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                                                                     EXHIBIT 11

                       CYBEX COMPUTER PRODUCTS CORPORATION

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                   THREE MONTHS ENDED          SIX MONTHS ENDED
                                                      SEPTEMBER 30,              SEPTEMBER 30,
                                                  1996          1997           1996         1997
                                                  ----          ----           ----         ----
Primary:

Weighted average common shares outstanding      5,504,383     5,438,383     5,504,383     5,435,383

Net weighted average common stock options
  outstanding under the treasury stock method     116,230       183,328       115,954       143,776
                                               ----------   -----------   -----------   -----------

Weighted average common and common
  equivalent shares outstanding                 5,620,613     5,621,711     5,620,337     5,579,159
                                               ----------   -----------   -----------   -----------

Net income                                     $1,472,990   $ 1,936,550   $ 2,703,347   $ 3,638,974
                                               ==========   ===========   ===========   ===========

Net income per common and common
  equivalent share .........................   $      .26   $       .34   $       .48   $       .65
                                               ==========   ===========   ===========   ===========


Fully Diluted:

Weighted average common shares outstanding      5,504,383     5,438,383     5,504,383     5,435,383

Net weighted average common stock options
  outstanding under the treasury stock method     116,230       202,940       115,954       200,186
                                               ----------   -----------   -----------   -----------

Weighted average common and common
  equivalent shares outstanding                 5,620,613     5,641,323     5,620,337     5,635,569
                                               ==========   ===========   ===========   ===========

Net income                                     $1,472,990     1,936,550   $ 2,703,347   $ 3,638,974
                                               ==========   ===========   ===========   ===========

Net income per common and common
  equivalent share .........................   $      .26   $       .34   $       .48   $       .65
                                               ==========   ===========   ===========   ===========


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